Exhibit 16.1

MONEY MARKET OBLIGATIONS TRUST

(the “Trust”)

UNANIMOUS CONSENT OF TRUSTEES

The undersigned, being all of the Trustees of Money Market Obligations Trust (the “Trust”), hereby consent, in accordance with the laws of the Commonwealth of Massachusetts, the Declaration of Trust and the Bylaws, to the adoption of the following resolution with the same effect as though it had been adopted at a meeting of the Trustees:

RESOLVED, that the Board hereby authorizes the Secretary and Assistant Secretaries of the Trust to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Prime Management Obligations Fund (“PMOF”) into Federated Money Market Management (“MMM”), with MMM as the legal entity survivor and PMOF as the accounting survivor.

WITNESS the due execution hereof this 30th day of April, 2014.

/s/ John F. Donahue John F. Donahue	/s/ Peter E. Madden Peter E. Madden
/s/ John T. Collins John T. Collins	/s/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.
/s/ J. Christopher Donahue J. Christopher Donahue	/s/ Thomas M. O’Neill Thomas M. O’Neill
/s/ Maureen Lally-Green Maureen Lally-Green	/s/ P. Jerome Richey P. Jerome Richey
/s/ John S. Walsh John S. Walsh